SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

720-888-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2004, Level 3 Communications, Inc. (“Level 3”) agreed to sell $320 million aggregate principal amount of its 5 1/4% Convertible Senior Notes due 2011 (the “Notes”), pursuant to the terms of a Purchase Agreement, dated as of November 17, 2004, among Level 3 and initial purchasers named therein (the “Initial Purchasers”), a copy of which is attached hereto as Exhibit 1.1 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Initial Purchasers will have the right to purchase up to an additional of $25 million principal amount of such Notes. The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The Notes will be governed by the terms of an Indenture, to be entered into between Level 3 and The Bank of New York, as Trustee (the “Indenture”).

In connection with the agreed issuance of Notes, Level 3 has also entered into a Registration Rights Agreement, dated November 17, 2004, with the Initial Purchasers, a copy of which is attached hereto as Exhibit 4.1. Level 3 has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and Level 3’s common stock issuable upon conversion of the Notes.

The Notes will be convertible, at the option of the holder at any time on or prior to maturity, into shares of Level 3’s common stock. For each $1,000 principal amount of notes surrendered for conversion, the holder will receive 251.004 shares of common stock, subject to adjustment.

Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2005. The Notes will accrue interest at 5 1/4% per year on the principal amount.

The Notes will mature on December 15, 2011. After December 15, 2008 Level 3 may redeem the notes, in whole or in part, at its option at any time or from time to time at the redemption prices to be specified in the Indenture, plus accrued and unpaid interest thereon, if any, to the redemption date. Upon the occurrence of certain designated events to be specified in the Indenture, the holders of the Notes will have the right, subject to certain exceptions and conditions, to require Level 3 to repurchase all or any part of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to the redemption date, plus, upon the occurrence of certain changes in control, a “make-whole” premium.

The Notes will be Level 3’s unsecured and unsubordinated obligations and will rank on parity in right of payment with all of its existing unsecured and unsubordinated indebtedness. In addition, the Notes will effectively rank junior to any existing and future secured indebtedness as to the assets securing such debt and will be structurally subordinated to all existing and future indebtedness and other liabilities of Level 3’s subsidiaries.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.

Item 8.01 Other Events

On November 17, 2004, Level 3 issued a press release relating to its pending cash tender offers. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

On November 17, 2004, Level 3 issued a press release relating to the pricing of a private offering pursuant to Rule 144A. This press release is filed as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits:

1.1	Purchase Agreement, dated as of November 17,2004, among Level 3 Communications, Inc. and the Initial Purchasers.

4.1	Registration Rights Agreement, dated as of November 17, 2004, among Level 3 Communications, Inc. and the Initial Purchasers.

99.1	Press Release, dated November 17, 2004, of Level 3 Communications, Inc. relating to pending cash tender offers.

99.2	Press Release, dated November 17, 2004, of Level 3 Communications, Inc. relating to pricing of private offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

By	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: November 23, 2004

EXHIBIT INDEX

Exhibit:
1.1	Purchase Agreement, dated as of November 17,2004, among Level 3 Communications, Inc. and the Initial Purchasers.

4.1	Registration Rights Agreement, dated as of November 17, 2004, among Level 3 Communications, Inc. and the Initial Purchasers.

99.1	Press Release, dated November 17, 2004, of Level 3 Communications, Inc. relating to pending cash tender offers.

99.2	Press Release, dated November 17, 2004, of Level 3 Communications, Inc. relating to pricing of private offering.